UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): January 23, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2014 (the “Effective Date”), Par Petroleum Corporation (the “Company”) filed a Certificate of Amendment (the “Charter Amendment”) to its Amended and Restated Certificate of Incorporation to implement a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock, par value $0.01 per share (the “Common Stock”). The Company filed a definitive information statement on Schedule 14C on December 31, 2013, and the Charter Amendment was approved by the requisite stockholders of the Company by written consent effective December 26, 2013.

As a result of the Reverse Stock Split, every ten pre-split shares of Common Stock issued prior to the Effective Date will be exchanged for one post-split share of Common Stock, with fractional shares paid in cash at an amount equal to the product obtained by multiplying (a) the closing price of the Common Stock as reported on the OTCQB Marketplace on the Effective Date, by (b) the fraction of one share owned by the stockholder (the “Fractional Share Cash Payments”). Further, the number of shares of Common Stock issued and outstanding will be reduced from approximately 301,141,520 on the Effective Date to approximately 30,114,352. The number of authorized shares of Common Stock will remain at 500,000,000 and the par value of the Common Stock will remain at $0.01 per share.

The foregoing summary is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing the completion of the Reverse Stock Split. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On the Effective Date and in connection with the consummation of the Reverse Stock Split, the Company and certain of its subsidiaries (the “Guarantors”) entered into an Eleventh Amendment (the “Eleventh Amendment”) to Delayed Draw Term Loan Credit Agreement (as amended from time to time, including the Eleventh Amendment, the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent for ZCOF Par Petroleum Holdings, L.L.C (the “Lender”), pursuant to which the Lender consented to the Fractional Share Cash Payments.

The foregoing summary is qualified in its entirety by reference to the full text of the Eleventh Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company dated January 23, 2014.

10.1	Eleventh Amendment to Delayed Draw Term Loan Credit Agreement dated as of January 23, 2014, by and among the Company, the Guarantors party thereto, ZCOF Par Petroleum Holdings, L.L.C. and Jefferies Finance LLC, as administrative agent for the lender.

99.1	Press Release dated January 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: January 23, 2014	/s/ Brice Tarzwell Brice Tarzwell Chief Legal Officer

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